        As filed with the Securities and Exchange Commission on October 10, 2000
                                                   Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                              SYMANTEC CORPORATION
                 ---------------------------------------------
                    (Exact Name of Registrant as Specified in
                                  Its Charter)

        Delaware                                               77-0181864
-------------------------                               ------------------------
    (State or Other                                         (I.R.S. Employer
    Jurisdiction of                                        Identification No.)
    Incorporation or
     Organization)

                          20330 Stevens Creek Boulevard
                           Cupertino, California 95014
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                              Symantec Corporation
                      2000 Directors Equity Incentive Plan
              ---------------------------------------------------
                            (Full Title of the Plan)

                                John W. Thompson
                      President and Chief Executive Officer
                          20330 Stevens Creek Boulevard
                           Cupertino, California 95014
          -----------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (408) 253-9600
              ---------------------------------------------------
                (Telephone Number, Including Area Code, of Agent
                                  For Service)

                                    Copy to:
                                Richard A. Peers
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1900
                            Telephone: (650) 324-7025
                            Facsimile: (650) 324-0638

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                   Proposed          Proposed
                                                                   Maximum           Maximum
                                                  Amount           Offering         Aggregate         Amount of
            Title of Securities                   to be             Price            Offering       Registration
              to be Registered                  Registered       per Share(1)         Price              Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share          25,000           $42.3125          $1,057,813         $276.26
====================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on October 3, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Symantec Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000;

     (c)  Registrant's Current Report on Form 8-K dated July 26, 2000;

     (d) The description of Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission under
          Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (e) The description of Registrant's preferred stock purchase rights under the caption "Description of Registrant's Securities to be Registered" on pages 2 through 5 of the Registrant's Form 8-A filed on August 19, 1998, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

          - for any breach of the director's duty of loyalty to Registrant or its stockholders;

          - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

          - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

          - for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Registrant's bylaws provide that:

          - Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

          - Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

          - Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

          -    the rights conferred in the Bylaws are not exclusive.

     Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

     Registrant maintains directors' and officers' liability insurance and intends to extend that coverage for public securities matters.

     See also the undertakings set out in response to Item 9.

     Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

   Item
   No.                                Description of Item
----------------------------------------------------------------------------------------
  4.1    Registrant's Restated Certificate of Incorporation (Incorporated by reference to Annex G filed with the Registrant's Joint Management Information Circular and Proxy Statement (No. 000-17781) dated October 17, 1995)

  4.2    Registrant's Bylaws, as amended and restated effective August 11, 1998
         (Incorporated by reference to Exhibit 3.1 filed with the Registrant's
         Current Report 8-K filed August 19, 1998)

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

   Item
   No.                                Description of Item

----------------------------------------------------------------------------------------
  4.1    Registrant's Restated Certificate of Incorporation (Incorporated by reference to Annex G filed with the Registrant's Joint Management Information Circular and Proxy Statement (No. 000-17781) dated October 17, 1995)

  4.2    Registrant's Bylaws, as amended and restated effective August 11, 1998
         (Incorporated by reference to Exhibit 3.1 filed with the Registrant's
         Current Report 8-K filed August 19, 1998)

  5.1    Opinion of Heller Ehrman White & McAuliffe LLP

 23.1    Consent of Ernst & Young LLP, Independent Auditors

 23.2    Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

 24.1    Power of Attorney (See page II-5)

 99.1    Symantec Corporation 2000 Directors Equity Incentive Plan


ITEM 9. UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on this 18th day of September, 2000.

                                       SYMANTEC CORPORATION

                                       By: /s/ John W. Thompson
                                           ---------------------------
                                           John W. Thompson
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                       POWER OF ATTORNEY TO SIGN AMENDMENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John W. Thompson, Greg Myers and Derek Witte, and each of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Capacity                                 Date
--------------------------------------     ----------------------------------------------     ----------------------
/s/ John W. Thompson                       Chairman of the Board of Directors,                October 10, 2000
----------------------------               President and Chief Executive Officer
John W. Thompson

/s/ Gregory Myers                          Chief Financial Officer, Vice President of         October 10, 2000
----------------------------               Finance
Gregory Myers

/s/ Tania Amochaev                         Director                                           October 10, 2000
----------------------------
Tania Amochaev

/s/ Charles M. Boesenberg                  Director                                           October 10, 2000
----------------------------
Charles M. Boesenberg

/s/ George Reyes                           Director                                           October 10, 2000
----------------------------
George Reyes

/s/ Per-Kristian Halvorsen                 Director                                           October 10, 2000
----------------------------
Per-Kristian Halvorsen

/s/ Robert S. Miller                       Director                                           October 10, 2000
----------------------------
Robert S. Miller

/s/ Bill Owens                             Director                                           October 10, 2000
----------------------------
Bill Owens

/s/ Daniel H. Schulman                     Director                                           October 10, 2000
----------------------------
Daniel H. Schulman

                                Index to Exhibits

   Item
   No.                                Description of Item
----------------------------------------------------------------------------------------
  4.1    Registrant's Restated Certificate of Incorporation (Incorporated by reference to Annex G filed with the Registrant's Joint Management Information Circular and Proxy Statement (No. 000-17781) dated October 17, 1995)

  4.2    Registrant's Bylaws, as amended and restated effective August 11, 1998
         (Incorporated by reference to Exhibit 3.1 filed with the Registrant's
         Current Report 8-K filed August 19, 1998)

  5.1    Opinion of Heller Ehrman White & McAuliffe LLP

 23.1    Consent of Ernst & Young LLP, Independent Auditors

 23.2    Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

 24.1    Power of Attorney (See page II-5)

 99.1    Symantec Corporation 2000 Directors Equity Incentive Plan